Exhibit 16.1

February 9, 2016

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:   NUMEREX CORP

File No. 0-22920

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of NUMEREX CORP dated February 9, 2016, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP